                           SCHEDULE 14A
                          (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
         Exchange Act of 1934 (Amendment No. __________)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement         / / Confidential, for Use of the
                                             Commission Only
/X/  Definitive Proxy Statement              (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Gateway Bancorp, Inc.
-------------------------------------------------------------------------------
         (Name of Registrant as Specified in Its Charter)

                      Gateway Bancorp, Inc.
-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): (previously paid by wire transfer)

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2), or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:_______

     (2) Aggregate number of securities to which transactions applies:_________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):___________

     (4) Proposed maximum aggregate value of transaction:_____________________


     (5) Total fee paid:______________________________________________________


     Fee paid previously with preliminary materials.
______________________________________________________________________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:______________________________________________

     (2) Form, schedule or registration statement no.:________________________

     (3)  Filing party:_______________________________________________________

     (4)  Date filed:_________________________________________________________

                            GATEWAY BANCORP, INC.
                             2717 Louisa Street
                        Catlettsburg, Kentucky 41129
                             (606) 739-4126


                                                              April 15, 1997

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Gateway Bancorp, Inc. The meeting will be held at the FIVCO Community Room located at 3000 Louisa Street, Catlettsburg, Kentucky 41129 on Thursday, May 15, 1997 at 11:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

    It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

    Your continued support of and interest in Gateway Bancorp, Inc. are sincerely appreciated.

                                       SINCERELY,

                                       /s/ Rebecca R. Jackson
                                       ----------------------

                                       Rebecca R. Jackson
                                       President and Chief Executive Officer

                             GATEWAY BANCORP, INC.
                              2717 Louisa Street
                         Catlettsburg, Kentucky 41129
                                (606) 739-4126
                              --------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on May 15, 1997

                              --------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Gateway Bancorp, Inc. (the "Company") will be held at the FIVCO Community Room located at 3000 Louisa Street, Catlettsburg, Kentucky on Thursday, May 15, 1997 at 11:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

    (1) To elect two (2) directors for a three-year term or until their successors are elected and qualified;

    (2) To ratify the appointment by the Board of Directors of Kelley, Galloway & Company, PSC as the Company's independent auditors for the fiscal year ending December 31, 1997; and

    (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

    The Board of Directors has fixed April 3, 1997 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Hunter E. Clark
                                       -------------------
                                       Hunter E. Clark
                                       Secretary
Catlettsburg, Kentucky
April 15, 1997

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                             GATEWAY BANCORP, INC.
                           ------------------------
                                PROXY STATEMENT
                           ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                May 15, 1997

    This Proxy Statement is furnished to holders of common stock, $.01 par value per share ("Common Stock"), of Gateway Bancorp, Inc. (the "Company"), the holding company of Catlettsburg Federal Savings Bank (the "Bank"). The Company acquired all of the Bank's common stock issued in connection with the conversion (the "Conversion") of Catlettsburg Federal Savings and Loan Association from a federally chartered mutual savings and loan association to a federally chartered stock savings bank in January 1995. Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the FIVCO Community Room located at 3000 Louisa Street, Catlettsburg, Kentucky on Thursday, May 15, 1997 at 11:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about April 15, 1997.

    The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director (as described herein), (ii) FOR ratification of the Board of Directors' appointment of Kelley, Galloway & Company, PSC, as the Company's independent auditors for the fiscal year ended December 31, 1997; and (iii) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Hunter E. Clark, Secretary, Gateway Bancorp, Inc.); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                              VOTING

    Only stockholders of record at the close of business on April 3, 1997 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,075,754 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding.

    With respect to the election of directors, stockholders have cumulative voting rights. Stockholders have the right to vote, in person or by proxy, the number of shares they own for as many persons as there are directors to be elected (2) and for whose election they have the right to vote. Stockholders also have the right to cumulate their votes and to cast the number of votes equal to the number of shares they own, multiplied by the number of directors to be elected (2), for any candidate in any allotment. Any stockholder wishing to cumulate his or her votes with respect to the election of directors must give notice of this intent to the Secretary at or prior to the Annual Meeting and obtain a ballot or proxy from the Secretary for such purpose. With respect to all matters properly presented at the Annual Meeting other than the election of directors, each share of Common Stock is entitled to one vote at the Annual Meeting.

    Directors are elected by a plurality of the votes cast with a quorum present. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. With respect to the proposal to ratify the appointment of the independent auditors, a majority of the total votes present in person or by proxy is required to approve such matter. Under rules of the New York Stock Exchange, the proposal for ratification of the auditors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

    The Bylaws of the Company presently authorize five directors. The Articles of Incorporation of the Company provides that the Board of Directors of the Company shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. Stockholders of the Company are permitted to cumulate their votes for the election of directors as discussed above.

    No director or executive officer of the Company is related to any other director or executive officer of the Company or the Bank by blood, marriage or adoption, and each of the nominees currently serve as a director of the Company.

    Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

    The following tables present information concerning the nominees for director of the Company and each director whose term continues.

           Nominees for Director for a Three-Year Term Expiring in 2000

                                                         POSITION WITH THE COMPANY AND THE
                                                         BANK AND PRINCIPAL OCCUPATION          DIRECTOR
NAME                                AGE(1)               DURING THE PAST FIVE YEARS              SINCE(2)
-------------------------------  -----------  -----------------------------------------------  -----------
John H. Fugeman                   82          Chairman of the Board of the Company and the         1972
                                              Bank since April 1995 and October 1994,
                                              respectively. Prior thereto, President of the
                                              Bank from August 1975 to October 1994. Chief
                                              Executive Officer of the Bank from January 1971
                                              to December 1990. Various other positions with
                                              the Bank since 1971.

Harold Freedman                   77          Vice President of the Company and the Bank           1969
                                              since April 1995 and January 1994,
                                              respectively. President of Freedman's Inc., a
                                              department store located in Catlettsburg,
                                              Kentucky.

    The Board of Directors recommends that you vote FOR the election of the above nominees for director.

              MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                     Director Whose Term Expires in 1998

                                                          POSITION WITH THE COMPANY AND
                                                                       THE
                                                          BANK AND PRINCIPAL OCCUPATION     DIRECTOR
NAME                                          AGE(1)        DURING THE PAST FIVE YEARS      SINCE(2)
------------------------------------------  -----------  --------------------------------  -----------
Hunter E. Clark                                  78              Director; Secretary/          1980
                                                                 Treasurer of the Company
                                                                 and the Bank since
                                                                 October 1994 and January
                                                                 1994, respectively.
                                                                 Prior to June 1989,
                                                                 President of Ross
                                                                 Furniture, Catlettsburg,
                                                                 Kentucky.

                        Directors Whose Terms Expire in 1999

                                                                POSITION WITH THE COMPANY AND THE
                                                                  BANK AND PRINCIPAL OCCUPATION            DIRECTOR
NAME                                          AGE(1)               DURING THE PAST FIVE YEARS              SINCE(2)
------------------------------------------  -----------  -----------------------------------------------  -----------
Rebecca R. Jackson                              54       Director; President and Chief Executive Officer      1994
                                                         of the Company and the Bank since October 1994.
                                                         Executive Vice President and Chief Executive
                                                         Officer of the Bank from January 1991 to
                                                         October 1994. Vice President of Administration
                                                         of the Bank from January 1983 to December 1990.
                                                         Assistant Secretary/ Treasurer and various
                                                         other positions with the Bank since 1963.


Charles M. Hedrick                              60       Director; Assistant Treasurer-Cash Management        1980
                                                         of Ashland Oil, Inc., Russell, Kentucky

------------------------

(1) As of April 3, 1997.

(2) Includes service as a director of the Bank.

STOCKHOLDER NOMINATIONS

    Article VII.D. of the Company's Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting. The Articles of Incorporation set forth specific requirements with respect to stockholder nominations.

COMMITTEES AND MEETINGS OF THE BOARD OF THE COMPANY AND THE BANK

    During the fiscal year ended December 31, 1996, the Board of Directors of the Company met 13 times. No director attended fewer than 75% of the total number of Board meetings that were held during this period. The Board of Directors of the Company has established the following committees:

    EXAMINATION AND AUDIT COMMITTEE. The Examination and Audit Committee consists of Messrs. Freedman, Clark and Hedrick. The Examination and Audit Committee recommends independent auditors to the Board annually and reviews the Company's financial statements, the scope and results of the audit performed by the Company's independent auditors and the Company's system of internal control with management and such independent auditors, and reviews regulatory examination reports. The Examination and Audit Committee met once during 1996.

    COMPENSATION REVIEW COMMITTEE. The Compensation Review Committee consists of Messrs. Freedman, Clark and Hedrick. The Compensation Review Committee reviews and recommends compensation and benefits for the Company's employees and administers the stock benefit plans of the Company. The Compensation Review Committee met once during 1996.

    The Board of Directors of the Bank meets on a monthly basis and may have additional special meetings. During the fiscal year ended December 31, 1996, the Board of Directors of the Bank met 13 times. No director attended fewer than 75% of the total number of Board meetings that were held during this period. Although any three directors may formally act on behalf of the Bank as an Executive Committee, no such meetings were held during the year ended December 31, 1996.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known by the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock, (ii) the directors of the Company, and (iii) all directors and executive officers of the Company and the Bank as a group.

                                                                                      COMMON STOCK
                                                                                  BENEFICIALLY OWNED AS
                                                                                          OF
                                                                                    APRIL 3, 1997(1)
                                                                                  ---------------------
NAME OF BENEFICIAL OWNER                                                               NO.          %
------------------------------------------------------------------                 ----------     ------
Barclays Global Investors, N.A.                                                    64,018(2)      6.0%
45 Fremont Street
San Francisco, California 94105

Directors:
  John H. Fugeman                                                                  28,337(3)      2.6%
  Rebecca R. Jackson                                                               16,722(4)      1.6
  Harold Freedman                                                                  12,568(5)      1.2
  Hunter E. Clark                                                                  21,925(6)      2.0
  Charles M. Hedrick                                                                7,698(7)        *

All directors and executive officers of the                                        87,250(8)      8.1%
  Company and the Bank as a group (5 persons)


------------------------

*   Represents less than 1% of the outstanding Common Stock.

(1) For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares; or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. Shares which are subject to stock options and which may be exercised within 60 days of April 3, 1997 are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

                                       (Footnotes continued on following page)

-----------------

(2) Based on a Schedule 13G filed pursuant to the 1934 Act on February 14, 1997.

(3) Includes 22,115 shares held jointly with Mr. Fugeman's son and 6,222 shares which may be acquired by Mr. Fugeman upon the exercise of stock options.

(4) Includes 6,687 shares held jointly with Ms. Jackson's spouse, 1,779 shares held by Ms. Jackson's Individual Retirement Account ("IRA"), 2,149 shares held by Ms. Jackson's spouse's IRA, 3,618 shares held by the Company's Employee Stock Ownership Plan ("ESOP") for the account of Ms. Jackson, and 2,489 shares which may be acquired by Ms. Jackson upon the exercise of stock options.

(5) Includes 10,448 shares held jointly with Mr. Freedman's son and daughter, 1,000 shares held as custodian for Mr. Freedman's grandchildren, and 1,120 shares which may be acquired by Mr. Freedman upon the exercise of stock options.

(6) Includes 20,730 shares held jointly with Mr. Clark's spouse, 25 shares held jointly with Mr. Clark's grandson, 25 shares held jointly with Mr. Clark's daughter and grandson in-law, 25 shares held jointly with Mr. Clark's daughter and son in-law, and 1,120 shares which may be acquired by Mr. Clark upon the exercise of stock options.

(7) Includes 5,568 shares held jointly with Mr. Hedrick's spouse, 710 shares held by Mr. Hedrick's IRA, 300 shares held by Mr. Hedrick's son, and 1,120 shares which may be acquired by Mr. Hedrick upon the exercise of stock options.

(8) Includes 12,071 shares which may be acquired by all directors and officers of the Company as a group upon the exercise of stock options. Also includes 3,618 shares which are held by the ESOP, which have been allocated to the account of Ms. Jackson and consequently, will be voted at the Annual Meeting by Ms. Jackson.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the 1934 Act requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the 1934 Act. The Company knows of no person who owns 10% or more of the Company's Common Stock.

    Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 1996, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the 1934 Act.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The Company has not yet paid separate compensation to its officers. The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the three fiscal years ended December 31, 1996 to the President and Chief Executive Officer of the Bank. No other officer of the Bank had total annual compensation in excess of $100,000 during fiscal 1996.


                                       Annual Compensation                  Long Term Compensation
                              ----------------------------------------------------------------------------------------
                                                                               Awards                  Payouts
                                                            Other       -------------------------------------------
   Name and                                                 Annual                                                     All Other
Principal Position      Year      Salary       Bonus     Compensation   Restricted    Securities         LTIP        Compensation
                                                             (1)         Stock(2)     Underlying        Payouts           (4)
                                                                                      Options(3)
---------------------------------------------------------------------------------------------------------------------------------
Rebecca R. Jackson      1996     $66,000      $2,750         ---         $ ---            ---             ---          $28,564
 President and Chief    1995      68,212       2,550         ---         142,803        12,445            ---           23,181
 Executive Officer      1994      31,103(5)    2,375         ---           ---            ---             ---             ---


------------------------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Bank, the costs to the Bank of providing such benefits to the named executive officer during the indicated period did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2) Represents the grant of 10,578 shares of restricted Common Stock to Ms. Jackson pursuant to the Company's Recognition and Retention Plan and Trust ("Recognition Plan"), which were deemed to have had the indicated value at the date of grant. The restricted Common Stock awarded to Ms. Jackson had a fair market value of $150,737 at December 31, 1996 based on the $14.25 per share closing market price on such last date in 1996 on which shares of the Common Stock were traded. The awards vest 20% each year beginning June 29, 1996, and dividends are paid on restricted shares.

                                       (Footnotes continued on following page)

------------------------

(3) Consists of stock options granted pursuant to the Company's 1995 Stock Option Plan ("Option Plan") which are exercisable at the rate of 20% each year beginning June 29, 1996.

(4) Represents the allocation on behalf of Ms. Jackson under the Company's ESOP.


(5) Due to a change in the Company's fiscal year end, the fiscal year ended December 31, 1994 only covers a six-month period. For the twelve months ended December 31, 1994, salary and bonus was $59,603 and $2,375, respectively.

    No options were granted to the Chief Executive Officer during the year ended December 31, 1996.

    The following table discloses certain information regarding the options held at December 31, 1996 by the Chief Executive Officer. No options were exercised during the year ended December 31, 1996.

                                                                 Number of Options at          Value of Options at
                                                                  December 31, 1996            December 31, 1996(1)
                                                            ------------------------------  --------------------------
Name                                                         Exercisable    Unexercisable   Exercisable  Unexercisable
----------------------------------------------------------  -------------  ---------------  -----------  -------------
Rebecca R. Jackson                                               2,489           9,956      $   1,867     $   7,467


------------------------

(1) Based on a per share market price of $14.25 at December 31, 1996, the last date in 1996 on which shares of the Common Stock were traded.

DIRECTORS' COMPENSATION

    During the year ended December 31, 1996, members of the Board of Directors of the Company and the Bank, other than Ms. Jackson, received total fees of $500 per month, regardless of attendance at meetings.

EMPLOYMENT AGREEMENTS

    The Company and the Bank (collectively the "Employers") have entered into an employment agreement with Ms. Jackson. The Employers have agreed to employ Ms. Jackson for a term of two years in her current position and at her present salary. The term of such employment agreement shall be extended each year for a successive additional one-year period unless the Employers or the officer elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

    The employment agreement is terminable with or without cause by the Employers. The officer shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that the officer terminates her employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, Ms. Jackson will be entitled to a cash severance amount equal to two times her base salary. In addition, Ms. Jackson will be entitled to a continuation of benefits similar to those she is receiving at the time of such termination for the remaining term of the agreement or until she obtains full-time employment with another employer.

    A Change in Control is generally defined in the employment agreement to include any change in control required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

    The employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

    Although the above-described employment agreement could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

BENEFITS

    EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. The Company has established the ESOP for employees of the Company and the Bank. Full-time employees of the Company and the Bank who have been credited with at least 1,000 hours of service during a twelve-month period and who have attained age 21 are eligible to participate in the ESOP.

    In connection with the mutual to stock conversion of the Bank, the ESOP borrowed funds from the Company to purchase 50,000 shares of Common Stock issued in the conversion. The loan to the ESOP is being repaid principally from the Company's and the Bank's contributions to the ESOP over a period of 10 years, and the collateral for the loan is the Common Stock purchased by the ESOP. The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowing by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

    Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account are allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Participants will vest in their right to receive their account balances within the ESOP upon the completion of five years of service. In the case of a "change in control," as defined, of the Company, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement, early retirement, disability or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

    Ms. Jackson and Messrs. Fugeman and Hedrick serve as trustees of the ESOP. Under the ESOP, the trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions, and unallocated shares will be voted in the same ratio on any matter as to those shares for which instructions are given.

    Generally Accepted Accounting Principles ("GAAP") requires that any third party borrowing by the ESOP be reflected as a liability on the Company's statement of financial condition. Since the ESOP is borrowing from the Company, such obligation is not treated as a liability, but will be excluded from stockholders' equity. If the ESOP purchases newly-issued shares from the Company, total stockholders' equity would neither increase nor decrease, but per share stockholders' equity and per share net earnings would decrease because of the increase in the number of outstanding shares.

    The ESOP will be subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

    STOCK OPTION PLAN. The 1995 Stock Option Plan ("Stock Option Plan") is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. The Stock Option Plan is also designed to retain qualified directors for the Company. The Stock Option Plan provides for the grant of incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), non-qualified or compensatory stock options and stock appreciation rights (collectively "Awards"). Awards will be available for grant to directors and key employees of the Company and any subsidiaries, except that directors will not be eligible to receive incentive stock options. A total of 124,457 shares of Common Stock has been reserved for issuance pursuant to the Stock Option Plan, which is 10% of the Common Stock issued in connection with the Bank's Conversion. The Stock Option Plan is administered and interpreted by the Compensation Review Committee of the Board of Directors ("Committee"). Unless sooner terminated, the Stock Option Plan shall continue in effect for a period of ten years from the adoption by the Board of Directors.

    Under the Stock Option Plan, the Committee determines which officers and key employees will be granted options, whether such options will be incentive or compensatory options, the number of shares subject to each option, whether such options may be exercised by delivering other shares of Common Stock and when such options become exercisable. The per share exercise price of a stock option shall be equal to the fair market value of a share of Common Stock on the date the option is granted. Subject to certain exceptions, all options granted to participants under the Stock Option Plan shall become vested and exercisable at the rate of 20% per year on each annual anniversary of the date the options were granted, and the right to exercise shall be cumulative. On June 29, 1995, the Company granted stock options to directors and executive officers of the Company and the Bank to purchase an aggregate of 65,959 shares (including 12,445 shares to Ms. Jackson) at $13.50 per share. Each non-employee director will receive options to purchase 311 shares annually for two years thereafter.

    RECOGNITION AND RETENTION PLAN AND TRUST. The objective of the Company's Recognition and Retention Plan and Trust ("Recognition Plan") is to provide officers, key employees and directors with a proprietary interest in the Company as an incentive to contribute to its success. Officers and key employees of the Company who are selected by the Compensation Review Committee of the Board of Directors, as well as non-employee directors of the Company, are eligible to participate in the Recognition Plan. The Company has acquired through open market purchases Common Stock on behalf of the Recognition Plan, in an amount necessary to purchase the number of shares of Common Stock equal to 4% of the Common Stock issued in the Conversion, or 49,782 shares. The Recognition Plan is administered and interpreted by the Compensation Review Committee of the Board of Directors.

    Shares of Common Stock granted pursuant to the Recognition Plan will be in the form of restricted stock payable over a five-year period at a rate of 20% per year, beginning one year from the anniversary date of the grant. A recipient will be entitled to all voting and other stockholder rights with respect to shares which have been earned and allocated under the Recognition Plan. However, until such shares have been earned and allocated, they may not be sold, pledged or otherwise disposed of and are required to be held in the Recognition Plan Trust. Under the terms of the Recognition Plan, all shares which have not yet been earned and allocated are required to be voted by the trustees in their sole discretion. In addition, any cash dividends or stock dividends declared in respect of unvested share awards will be held by the Recognition Plan Trust for the benefit of the recipients and such dividends, including any interest thereon, will be paid out proportionately by the Recognition Plan Trust to the recipients thereof as soon as practicable after the share awards become earned. Any cash dividends or stock dividends declared in respect of each vested share held by the Recognition Plan Trust will be paid by the Recognition Plan Trust as soon as practicable after the Recognition Plan Trust's receipt thereof to the recipient on whose behalf such share is then held by the Recognition Plan Trust. On June 29, 1995, the Company granted an aggregate of 30,116 shares to directors and executive officers of the Company and the Bank, including 10,578 shares to Ms. Jackson. Each non-employee director will receive 124 shares annually for two years thereafter.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

    All loans or extensions of credit to executive officers and directors are required to be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.

    The Bank's policy provides that all loans made by the Bank to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1996, none of the Bank's directors and executive officers had aggregate loan balances in excess of $60,000.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed Kelley, Galloway & Company, PSC, independent certified public accountants, to perform the audit of the Company's consolidated financial statements for the year ending December 31, 1997, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

    The Company has been advised by Kelley, Galloway & Company, PSC, that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Kelley, Galloway & Company, PSC will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Kelley, Galloway & Company, PSC as independent auditors for the fiscal year ending December 31, 1997.

                             STOCKHOLDER PROPOSALS

    Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in April 1998, must be received at the principal executive offices of the Company, 2717 Louisa Street, Catlettsburg, Kentucky 41129, Attention: Hunter E. Clark, Secretary, no later than December 16, 1997. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

    Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article IX.C. of the Company's Articles of Incorporation, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. Notice by the stockholder was required to have been delivered or received no later than the close of business on Tuesday, February 4, 1997. No such proposals were received. Such stockholder's notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the Articles of Incorporation.

                                 ANNUAL REPORTS

    A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

    Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-KSB for fiscal 1996 required to be filed under the 1934 Act. Such written requests should be directed to Hunter E. Clark, Secretary, Gateway Bancorp, Inc., 2717 Louisa Street, Catlettsburg, Kentucky 41129. The Form 10-KSB is not part of the proxy solicitation materials.

                                 OTHER MATTERS

    Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. As of the date hereof, management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

    The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Hunter E. Clark
                                       -------------------

                                       Hunter E. Clark
                                       Secretary

April 15, 1997

REVOCABLE PROXY


                                GATEWAY BANCORP, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GATEWAY BANCORP, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 1997 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a stockholder of the Company as of April 3, 1997, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the FIVCO Community Room located at 3000 Louisa Street, Catlettsburg, Kentucky 41129 on Thursday, May 15, 1997 at 11:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.  ELECTION OF DIRECTORS

         /  /                               /  /

         FOR all nominees listed            WITHHOLD AUTHORITY
         below (except as marked            for all nominees listed
         to the contrary below)             below

Nominees for a three-year term:             John H. Fugeman and Harold Freedman


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the name of the nominee in the space provided below.)



------------------------------------------------------------------------------

2. PROPOSAL to ratify the appointment by the Board of Directors of Kelley, Galloway & Company, PSC as the Company's independent auditors for the fiscal year ending December 31, 1997.

     /  /                   /  /                   /  /

     FOR                    AGAINST                ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (Continued and to be signed on other side)

    SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. IN THE DISCRETION OF THE BOARD OF DIRECTORS, SHARES REPRESENTED BY THIS PROXY MAY BE VOTED CUMULATIVELY WITH RESPECT TO THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


                                          Dated:                       , 1997
                                                 ----------------------

                                                 ----------------------

                                                 ----------------------
                                                 Signature(s)

                                          Please sign this exactly as your
                                          name(s) appear(s) on this proxy.
                                          When signing in a representative
                                          capacity, please give title.
                                          When shares are held jointly,
                                          only one holder need sign.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.